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                                                                      EXHIBIT 23


              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

The Board of Directors and Shareholders
Dover Corporation:

Under date of February 22, 1995, we reported on the consolidated balance sheets of Dover Corporation and subsidiaries as of December 31, 1994, 1993 and 1992 and the related consolidated statements of earnings, retained earnings, and cash flows for the years then ended, as contained in the 1994 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1994. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule listed in answer to Part IV, item 14(A)2 of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

In addition, we consent to the incorporation by reference of our above mentioned report dated February 22, 1995 in the Registration Statement (No. 2-58037) on Form S-8 dated April 7, 1982 (1974 Incentive Stock Option Plan), in the Registration Statement (No. 33-11229) on Form S-8 dated January 28, 1987 (1984 Incentive Stock Option Plan) and in the Registration Statement (No. 2-91561) on Form S-8 dated July 1, 1984 (Dover Corporation Employee Savings and Investment
Plan). We also consent to the reference to our firm under the heading "Financial Statements and Experts" in the Prospectuses.

                                                           KPMG Peat Marwick LLP

New York, New York
March 28, 1995